N-SAR FILING
THRIVENT DIVERSIFIED INCOME PLUS FUND
THRIVENT EQUITY INCOME PLUS FUND
THRIVENT REAL ESTATE SECURITIES FUND

Affiliated Underwritings
For the six month period ending June 30, 2011

Fund	Trade Date	CUSIP	Issuer	144A Security	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
None